Exhibit 10.112

SUPPLEMENTAL INDENTURE NO. 1 TO MASTER INDENTURE

This SUPPLEMENTAL INDENTURE NO. 1 TO MASTER INDENTURE, dated as of December 20, 2024 (this “Supplemental Indenture”) is made between the Comenity Capital Asset Securitization Trust, as Issuer (the “Issuer”), and U.S. Bank Trust Company, National Association, as Indenture Trustee (the “Indenture Trustee”), to the Master Indenture, dated as of June 17, 2022 (the “Master Indenture”). Capitalized terms used and not otherwise defined in this Supplemental Indenture are used as defined in the Master Indenture.

WHEREAS, the Issuer and the Indenture Trustee desire to amend the Master Indenture in certain respects as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.    Amendments to the Master Indenture.

(a) The definition of “Account Interchange Amount” set forth in Annex A to the Master Indenture is hereby deleted.

(b) The definition of “Collections” set forth in Annex A to the Master Indenture is hereby amended by amending and restating in its entirety the last sentence thereof as follows:

“Collections with respect to any Monthly Period shall include the amounts of Interchange (if any) and Merchant Discount Fees (if any) for such Monthly Period determined in accordance with Section 5.1(l) of the Receivables Purchase Agreement.”

(c) The definition of “Eligible Institution” set forth in Annex A to the Master Indenture is hereby amended and restated in its entirety as follows:

“Eligible Institution” means (a) a depository institution (which may be the Owner Trustee or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States or any one of the states (including the District of Columbia) or territories thereof or any domestic branch of a foreign bank (i) that, so long as any outstanding Series is rated by S&P, has either (A) a long-term unsecured debt rating of at least “A” by S&P or (B) a short-term issuer rating of at least “A-1” by S&P, (ii) that, so long as any outstanding Series is rated by Fitch, has either (A) a long-term unsecured debt rating of at least “A” by Fitch or (B) a

Supplemental Indenture No. 1 to Master Indenture

short-term issuer rating of at least “F1” by Fitch, and (iii) that, so long as any outstanding Series is rated by DBRS, has either (A) a long-term unsecured debt rating of at least “BBB (high)” by DBRS or (B) a short-term issuer rating of at least “R-1 (low)” by DBRS, or (b) any other institution that satisfies the publicly published, controlling and applicable ratings criteria established by each Rating Agency.

(d) Clause (b) in the definition of “Eligible Investments” set forth in Annex A to the Master Indenture is hereby amended and restated in its entirety as follows:

(b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than the lesser of 60 days or the number of days until the next Transfer Date) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust’s investment or contractual commitment to invest therein, such depository institution or trust company shall have a short-term issuer rating from Moody’s and S&P of P-1 and A-1, respectively, and, if rated by Fitch, such depository institution or trust company shall have a short-term issuer rating from Fitch of F1;

(e) The definition of “Finance Charge Receivables” set forth in Annex A to the Master Indenture is hereby amended and restated in its entirety as follows:

“Finance Charge Receivables” means, with respect to any Monthly Period, the sum of (a) all amounts billed to the Obligors on any Account in respect of Periodic Finance Charges, (b) Discount Option Receivables and (c) Late Fees, cash advance fees, foreign transaction fees, return check fees and any other fees that may be charged with respect to any Account, to the extent that Servicer designates such fees to be treated as Finance Charge Receivables in an Officer’s Certificate delivered to the Indenture Trustee. The amounts of Interchange (if any) and Merchant Discount Fees (if any) allocable to any Series with respect to any Monthly Period shall be treated as Collections of Finance Charge Receivables with respect to such Series for such Monthly Period.

(f) The definition of “Merchant” set forth in Annex A to the Master Indenture is hereby amended and restated in its entirety as follows:

“Merchant” means each merchant associated with an Approved Portfolio designated in accordance with Section 2.6(e) of the Transfer Agreement and any other merchant reflected in an Assignment or associated with an Approved Portfolio.

Supplemental Indenture No. 1 to Master Indenture

(g) The following new definitions shall be inserted in Annex A to the Master Indenture in appropriate alphabetical order:

“Late Fees” means the fees specified in the Account Agreement applicable to each Account for late fees with respect to such Account.

“Merchant Discount Fee” means the amount realized by RPA Seller on account of merchant fees and discounts relating to credit sales with respect to the Accounts.

SECTION 2. Conditions to Effectiveness. This Supplemental Indenture shall become effective, as of the date hereof (the “Effective Date”), upon (i) receipt by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto and (ii) satisfaction of each of the conditions precedent described in Section 10.2 of the Master Indenture, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

SECTION 3. Effect of Amendment; Ratification. (a) On and after the Effective Date, this Supplemental Indenture shall be a part of the Master Indenture and each reference in the Master Indenture to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Master Indenture shall mean and be a reference to the Master Indenture as amended hereby.

(b) Except as expressly amended hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5. Section Headings. Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplemental Indenture.

SECTION 6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Supplemental Indenture by signing any such counterpart. Delivery by facsimile or electronic transmission of an executed signature page of this Supplemental Indenture shall be effective as delivery of an executed counterpart hereof. Each party agrees that this Supplemental Indenture may be electronically signed, and that any electronic signatures

Supplemental Indenture No. 1 to Master Indenture

appearing on this Supplemental Indenture are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

SECTION 7. Limitation of Liability. It is expressly understood and agreed by the parties that (a) this Supplemental Indenture is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose of binding only the Issuer, as the case may be, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations or warranties made by the Owner Trustee or the Issuer in this Supplemental Indenture and (e) under no circumstances shall BNY Mellon Trust of Delaware, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplemental Indenture or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Supplemental Indenture and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

SECTION 8. Rights of the Indenture Trustee. The Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Master Indenture, and shall not be responsible for the validity or sufficiency of this Supplemental Indenture, nor for the recitals contained herein.

[Signature Page Follows]

Supplemental Indenture No. 1 to Master Indenture

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first above written.

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Indenture Trustee

By: /s/ Mark Esposito
Name: Mark Esposito
Title: Vice President

COMENITY CAPITAL ASSET
SECURITIZATION TRUST, as Issuer

By: BNY Mellon Trust of Delaware, not in its
individual capacity, but solely as Owner Trustee

By: /s/ Dawn Plows
Name: Dawn Plows
Title: Associate

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